UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): April 17, 2025 (April 15, 2025)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 15, 2025, Vivos Therapeutics, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with R.D. Prabhu-Lata K. Shete MDs, LTD., a Nevada professional corporation d/b/a The Sleep Center of Nevada (“SCN”), and its shareholders Prabhu Rachakonda, M.D. and Lata K. Shete, M.D. Pursuant to the Purchase Agreement, the Company will purchase, among other things, the operating assets related to SCN’s sleep testing, diagnostics, and treatment centers in consideration of (i) a cash payment equal to $6.0 million which is subject to certain adjustments prior to closing, (ii) shares of restricted common stock in the Company, par value $0.0001 per share (the “Common Stock”), equal to $1.5 million based on the volume-weighted average price (“VWAP”) of the Common Stock for the 30 days immediately preceding the closing date, (iii) contingent “earn out” consideration in the form of restricted Common Stock equal to $1.5 million based on the VWAP of the Common Stock for the 30 days following the date on which the acquired SCN sleep centers achieve an agreed upon financial milestone, as determined in accordance with U.S. generally accepted accounting principles, and (iv) the assumption by the Company of certain specific trade accounts payable and liabilities related to specific SCN contracts assigned to the Company as part of the transaction.

The Company will need to finance the cash portion of the acquisition consideration given its current cash on hand. The Company intends to secure the funding for the upfront cash payment primarily with a senior debt facility and also potential equity financing. No definitive agreement has been reached with respect to such debt facility as of the date of this Report.

The closing of the transaction contemplated by the Purchase Agreement (the “Closing”) is expected to occur later in the current quarter or in the third quarter, and such closing is not subject to approval by the Company’s stockholders. The Closing is subject to a number of conditions, including, among others, (i) the accuracy of representations and warranties of the parties; (ii) performance of interim covenants between signing and closing; (iii) the receipt by the Seller of certain third-party consents; (iv) an absence of material adverse change with respect to SCN; (v) Company having completed its due diligence investigation, the results of which are satisfactory to Company in its sole discretion; (vi) the Company having received a quality of earnings report and audited financials of SCN; (vii) an absence of litigation or similar proceedings seeking to restrain or prohibit the proposed transaction; and (viii) execution and delivery of all required closing deliverables. The Closing is expected to occur within approximately five business days following the satisfaction or waiver of the Closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains customary representations, warranties and covenants for a transaction of this type. The Purchase Agreement further contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the transaction.

In connection with the transaction contemplated in the Purchase Agreement, at the Closing, the parties directly, or through their subsidiaries, will also enter into a transition services agreement, practice administration and management and succession agreements designed to maintain compliance with corporate practice of medicine doctrines, as well as certain other ancillary agreements, including an employment agreement between the Company and Dr. Prabhu Rachakonda which will afford Dr. Rachakonda an annual salary of $400,000, a board observation right and customary benefits. It is anticipated that the assumed assets and liabilities of SCN will be held in a subsidiary of the Company.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement is incorporated herein by reference only to provide investors with information regarding its terms. It is not intended to provide any other factual information about any party to the Purchase Agreement or any of their respective subsidiaries. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations, warranties and covenants may have been made for the purposes of allocating risk between the Company and SCN and its shareholders instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Company investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any party to the Purchase Agreement or any of their respective subsidiaries or affiliates. The Purchase Agreement should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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On April 16, 2025, the Company issued a press release disclosing the transaction with SCN, including the Company’s entry into the Asset Purchase Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (the “Form 8-K”), the Company’s press release filed as an exhibit hereto and any statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, “goal”. “aim” and variations of such words and similar expressions are intended to identify forward-looking statements. In this press release, forward-looking statements include, without limitation, those relating to (i) the timing for closing of the SCN acquisition (which remains subject to key conditions), (ii) the actual future impact of such acquisition on Vivos’ future revenues and results of operations and (iii) the anticipated benefits and potential expansion of Vivos’ marketing and distribution model. These statements involve significant known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Readers are cautioned that actual results may differ materially and adversely from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (i) the risk that the Company may be unable to finance the cash portion of the acquisition purchase price on favorable terms, if at all or otherwise implement revenue, sales and marketing strategies and other strategies that increase revenues, (ii) the risk that some patients may not achieve the desired results from using the Company’s products, (iii) risks associated with regulatory scrutiny of and adverse publicity in the sleep apnea treatment sector; (iv) the risk that the Company may be unable to secure additional financing on reasonable terms when needed, if at all or maintain its Nasdaq listing and (v) market and other conditions, and (vi) other risk factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated April 15, 2025, by and among Company, SCN and its shareholders
99.1	Press Release, dated April 16, 2025
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

* Portions of this exhibit (indicated by [* * *]) have been omitted because the Company has determined that the information is of the type that the Company treats as private and confidential. In addition, schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedule so furnished.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: April 17, 2025	By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman
Chief Executive Officer

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